UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                May 10, 2010

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Election of Director.

On May 4, 2010, at a special meeting of the Board of Directors of Merge Healthcare Incorporated (the “Registrant”), the Board of Directors elected Jeff Surges, President of Sales at Allscripts-Mysys Healthcare Solutions, Inc., as a new Director and a member of the Compensation Committee of the Board of Directors.  Mr. Surges’ election was subject to the approval of his employer, Allscripts-Mysys Healthcare Solutions, Inc., which was granted on May 10, 2010.  A copy of the Registrant's News Release, related to this election, was issued on May 10, 2010, and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 13, 2010, Merrick RIS LLC ("Merrick") established two purchase plans to purchase shares of  the Common Stock of the Registrant under a Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Merrick beneficially owns 29,915,137 shares of the Registrant's Common Stock, representing 36.14% of the Registrant's outstanding Common Stock.   Merrick also holds 10,000 shares of Series A Non-Voting Preferred Stock of the Registrant, representing 24% of the shares of Series A Non-Voting Preferred Stock issued by the Registrant in connection with it's acquisition of AMICAS, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

May 13, 2010	/s/ Ann Mayberry-French
By: Ann Mayberry-French
Title: General Counsel

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EXHBIT INDEX

Exhibit Number	Description

99.1	News Release dated May 10, 2010